UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 19, 2018)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2018, Mr. Chi-Yuan Chang tendered his resignation as interim Chief Executive Officer and Chief Financial Officer of NowNews Digital Media Technology Co. Ltd., a Nevada Company (the “Company”), effective immediately. On the same day, Mr. Shang-Hong Lin tendered his resignation as a director to the Company, effective immediately. On the same day, the Board of Directors (the “Board”) of the Company accepted their resignations with an immediate effect. Mr. Chang’s and Mr. Lin’s resignations were not results of any dispute with the Company.

On the same day, the Board appointed Messrs. Alan Chen, Tung-Liang Chen and Chi-Yi Lan (the “New Directors”) to be the new members of the Board, effectively immediately.

On June 21, 2018, the Board held another meeting and appointed Mr. Chi-Yi Lan to be the new Chief Executive Officer of the Company and Mr. Alan Chen to be the Chairman of the Board.

Mr. Alan Chen, age 65, once served as the Chairman of Board until October 9, 2017. For the past decade, Mr. Chen has been the chairman of the Chunghwa United Holdings Group, a consortium of multimedia companies actively involved in cable television, “5TV”, “Airnet” and other global media ventures. We believe his experience qualifies him to serve as Chairman of the Board. In 2016 and 2017, Mr. Chen respectively loaned an aggregate of $334,745 and $165,719 to the Company to support its general operations.

Mr. Tung-Liang Chen, age 44, has extensive experience in the telecom industry. From 2014 to 2018, Mr. Chen served as General Manager at Chung Hwa Group Company (Laos). From 2000 to 2013, Mr. Chen worked at Chunghwa Wideband Best Network Co., Ltd. Mr. Chen graduated from the National Taichung Institute of Technology in 2006 with a Bachelor degree.

Mr. Chi-Yi Lan, age 53, currently serves as the executive director at Jiangsu Sheng Zhong Limited Company. Mr. Lan was the legal representative of NEWGOGO Limited from 2002 to 2018. From 2008 to 2015, Mr. Lan served as chairman at Xin Xi Sales and Consulting Limited Company. From 2014 to 2016, Mr. Lan also served as the legal representative of You Yi Jian, a restaurant in Taiwan. Mr. Lan received his EMBA from Royal Roads University in 2013.

As the Company’s new CEO, Mr. Lan shall receive a monthly compensation of $13,800, payable in cash or the Company’s common stock. In addition, each of the New Directors shall be able to receive 2,500 shares of the Company’s common stock as their respective monthly compensation.

There are no arrangements or understandings among the New Directors and any other persons pursuant to which the New Directors appointed as officers and/or directors of the Company. In addition, there are no family relationships among the New Directors and any director, executive officer, or person nominated or chosen by the Company to become directors or executive officers. Furthermore, other than the above disclosure, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the New Directors had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

	By:	/s/ Chi-Yi Lan
Chi-Yi Lan
Chief Executive Officer